Exhibit 107

Calculation of Filing Fee Table

Form S-8
(Form Type)

Associated Banc-Corp
(Exact Name of Registrant as Specified in its Charter)

Table 1. Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)
Equity	Common Stock, $0.01 par value per share	Other(2)	500,000(3)	$18.455	$9,227,500	$110.20 per $1,000,000	$1,016.87
Total Offering Amount					$9,227,500		$1,016.87
Total Fee Offsets							$0
Net Fee Due							$1,016.87

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Associated Banc-Corp 401(k) and Employee Stock Ownership Plan (f/k/a Retirement Savings and Profit Sharing Plan) (the “Plan”) to prevent dilution resulting from stock splits, stock dividends, recapitalization or similar transactions that result in an increase in the number of outstanding securities. Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The price per share and aggregate offering price are calculated based on the average of the high and low sales prices of the Registrant’s common stock on the New York Stock Exchange on August 3, 2023, in accordance with Rule 457(c) under the Securities Act.

(3)	This registration statement registers the issuance of 500,000 shares of Common Stock issuable under the Plan, which are in addition to shares of Common Stock previously registered in connection with the Plan, including its predecessors, on registration statements on Form S-8 filed with the Commission on November 17, 1992 (Registration No. 33-54658).